UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2025

PALATIN TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-15543	95-4078884
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

103 Carnegie Center Drive, Suite 300, Princeton, NJ	08512
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 495-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PTN[1]	NYSEAmerican

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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1 Palatin Technologies, Inc. (the “Company”) has received a notice from the NYSE American LLC (“NYSE American”) stating that the NYSE Regulation has determined that the Company is no longer suitable for listing pursuant to Section 1003(f)(v) of the NYSE American Company Guide due to the low selling price of the Company’s Common Stock. NYSE American commenced delisting proceedings in connection with the foregoing determination, and trading the Company’s common stock was suspended on May 7, 2025. The Company’s common stock currently trades on the OTCQB Market of the OTC Markets Group under the trading symbol “PTNT”.

Item 8.01 Other Events.

On September 22, 2025, Palatin issued a press release announcing the achievement of a research milestone under its collaboration with Boehringer Ingelheim. This milestone triggers a €5.5 million ($6.5 million) payment to Palatin.. The press release is furnished as Exhibit 99.1 and incorporated by reference herein.

Under the terms of the agreement, Palatin received an upfront payment of €2.0 million ($2.3 million USD) and is eligible for up to €18.0 million ($21.2 million USD) in near-term research milestones, which includes the achievement of the €5.5 million ($6.5 million) milestone announced today. In addition, Palatin is eligible for up to €260 million ($307 million USD) in success-based development, regulatory, and commercial milestone payments, as well as tiered royalties on net sales resulting from the collaboration.

The foregoing description of the Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the complete text of the Agreement, which will be filed with the U.S. Securities and Exchange Commission as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2025.

The information in this Item 8.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), whether made before or after the date hereof, except as expressly set forth by specific reference in such filing. The furnishing of this information will not be deemed an admission as to the materiality of any information contained therein.

Forward-Looking Statements

This Current Report includes forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “will” and “expected”, or the negative of such terms, or other comparable terminology. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained herein due to many factors. These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this Current Report, and the Company expressly disclaims any obligation or undertaking to update or revise and forward-looking statement contained herein, or to reflect any change in the Company’s expectations with regard thereto or any other change in events, conditions, circumstances, on which any such statement is based, except to the extent otherwise required by applicable law.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release, dated September 22, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 22, 2025	PALATIN TECHNOLOGIES, INC.

/s/ Stephen T. Wills
Stephen T. Wills, CPA, MST
Executive Vice President, Chief Financial Officer and Chief Operating Officer

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